Exhibit 4.2

[Legend for Initial Shares only] THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND, IF APPLICABLE, THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

[Legend for Initial Shares only] THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER, SALE, PLEDGE, AND OTHER DISPOSITION AND OTHER AGREEMENTS SET FORTH IN (I) A LETTER AGREEMENT, AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BETWEEN THE REGISTERED HOLDER HEREOF AND THE CORPORATION AND (II) THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, COPIES OF WHICH CAN BE OBTAINED, WITHOUT CHARGE, BY THE HOLDER HEREOF UPON REQUEST TO THE CORPORATION’S SECRETARY AT THE PRINCIPAL OFFICE OF THE CORPORATION.

SPECIMEN COMMON STOCK CERTIFICATE

NUMBER	SHARES
____________	___________

OPPORTUNITY ACQUISITION CORP.

Incorporated under the Laws of the State of Delaware

CUSIP

__________

SEE REVERSE FOR

CERTAIN DEFINITIONS

This certifies that

is the holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,

PAR VALUE $0.001 PER SHARE, OF

OPPORTUNITY ACQUISITION CORP.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

Witness the signatures or facsimile signatures of its duly authorized officers.

Dated:

CHIEF EXECUTIVE OFFICER	SECRETARY

Countersigned and Registered

American Stock Transfer & Trust Company,

as Transfer Agent and Registrar

By:
Authorized Signatory

Opportunity Acquisition Corp.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Corporation’s Amended and Restated Certificate of Incorporation and all amendments thereto and restatements thereof (copies of which may be obtained, without charge, upon request to the Corporation’s Secretary at the principal office of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF GIFT MIN ACT -______Custodian _______

TEN ENT	tenants by the entireties	(Cust) (Minor)

JT TEN	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act: ____________________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                              hereby sell(s), assign(s), and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

    IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                              shares

of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

                                                                                                                                                                                                              Attorney

to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated	By:
Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the Corporation’s Trust Account (as such term is defined in the Amended and Restated Certificate of Incorporation of Corporation) only in the event of a liquidation of the Corporation upon failure to complete an Initial Business Combination (as defined in such Amended and Restated Certificate of Incorporation) or if the holder duly exercises the right, in accordance with such Amended and Restated Certificate of Incorporation, to convert his, her, or its shares of Common Stock into cash upon an Initial Business Combination which he, she, or it voted against and which is actually completed by the Corporation, in each case subject to and as provided by the Amended and Restated Certificate of Incorporation. In no other circumstances shall the holder have any right or interest of any kind in or to the Trust Account.

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